As Filed with the Securities and Exchange Commission on May 1, 1997
                                                Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933

                          BROOKS FIBER PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   43-1656187
                      (I.R.S. Employer Identification No.)

                      425 Woods Mill Road South, Suite 300
                         Town & Country, Missouri 63017
                                 (314) 878-1616
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

             BROOKS FIBER PROPERTIES, INC. 1997 STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                                David L. Solomon
              Executive Vice President and Chief Financial Officer
                          Brooks Fiber Properties, Inc.
                      425 Woods Mill Road South, Suite 300
                         Town & Country, Missouri 63017
                                 (314) 878-1616
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         Copies of all correspondence to

                              John P. Denneen, Esq.
                                 Bryan Cave LLP
                             One Metropolitan Square
                         211 North Broadway, Suite 3600
                         St. Louis, Missouri 63102-2750
                                 (314) 259-2000
                           --------------------------


                                           CALCULATION OF REGISTRATION FEE

 =================================================================================================================
                                                      Proposed Maximum      Proposed Maximum        Amount of
    Title of Securities          Amount to be          Offering Price           Aggregate          Registration
     to be Registered             Registered            Per Share(1)        Offering Price(1)         Fee(1)

 -----------------------------------------------------------------------------------------------------------------

 Common Stock, $.01 par
 value per share, and         3,000,000 Shares(2)          $18.50              $55,500,000          $16,819.00
 related Preferred Stock
 Purchase Rights
==================================================================================================================

(1) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee.

(2) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Amendment No. 1 on Form 10-K/A filed on March 31, 1997;

     (b) (1) The Registrant's Current Report on Form 8-K dated March 3, 1997 (date of earliest event reported);

          (2) The Registrant's Current Report on Form 8-K dated March 28, 1997 (date of earliest event reported);

          (3) The Registrant's Current Report on Form 8-K dated March 31, 1997 (date of earliest event reported); and

     (c) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), and related Preferred Stock Purchase Rights contained in Amendment No. 2 to the Registrant's Registration Statement on Form 8-A/A filed on April 30, 1997 under the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The description of the Common Stock, and related Preferred Stock Purchase Rights, contained in Item 1 of Amendment No. 2 to the Registrant's Registration Statement on Form 8-A/A filed on April 30, 1997 under the Exchange Act is incorporated herein by reference. The securities are registered under Section 12(g) of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the shares of the Common Stock registered hereunder has been passed upon by Bryan Cave LLP, St. Louis, Missouri. John P. Denneen, Esq., a member of Bryan Cave LLP, is Secretary of the Registrant and its subsidiaries. Mr. Denneen and two other members of Bryan Cave LLP own an aggregate of 52,426 shares of Common Stock, and one of such members owns an option to purchase 22,220 shares of Common Stock at $11.35 per share.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following is a summary of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL").

     Subject to restrictions contained in the DGCL, a corporation may indemnify any person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in connection with any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A person who is successful on the merits or otherwise in any suit or matter covered by the indemnification statute, shall be indemnified and indemnification is otherwise authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination shall be made by a majority vote of the board of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or if there are no such directors, or if such directors so direct, by special independent counsel in a written opinion, or by the shareholders. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that the recipient is not entitled to indemnification under the statute. The indemnification provided by statute is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability asserted against him or her and incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting corporation, and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if such person had served the resulting or surviving corporation in the same capacity.

         The Second Restated Certificate of Incorporation and the By-Laws of the Company provide for indemnification of directors and officers of the Company to the maximum extent permitted by the DGCL.

         The directors and officers of the Company are insured under a policy of directors' and officers' liability insurance.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.    EXHIBITS.

          Reference is made to the Exhibit Index filed herewith.

ITEM 9.    UNDERTAKINGS.

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Town & Country, Missouri on April 29, 1997.

                                   BROOKS FIBER PROPERTIES, INC.

                                   By: James C. Allen
                                       -----------------------------------------
                                       James C. Allen
                                       Vice Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby severally constitutes and appoints James C. Allen and David L. Solomon his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                              Title                         Date
--------------------------------------------------------------------------------

Robert A. Brooks            Director (Chairman of the Board)     April 29, 1997
--------------------------
Robert A. Brooks

James C. Allen              Vice Chairman, Chief Executive       April 29, 1997
--------------------------    Officer and Director
James C. Allen

D. Craig Young              President and Director (Chief        April 29, 1997
--------------------------    Operating Officer)
D. Craig Young

David L. Solomon            Executive Vice President and         April 29, 1997
--------------------------   Chief Financial Officer
David L. Solomon             (Principal Financial and
                              Accounting Officer)

Robert F. Benbow            Director                             April 29, 1997
--------------------------
Robert F. Benbow

William J. Bresnan          Director                             April 29, 1997
--------------------------
William J. Bresnan

Jonathan M. Nelson          Director                             April 29, 1997
--------------------------
Jonathan M. Nelson

G. Jackson Tankersley, Jr.  Director                             April 29, 1997
--------------------------
G. Jackson Tankersley, Jr.

Ronald H. Vander Pol        Director                             April 29, 1997
--------------------------
Ronald H. Vander Pol

Carol deB. Whitaker         Director                             April 29, 1997
--------------------------
Carol deB. Whitaker

                          BROOKS FIBER PROPERTIES, INC.

                                  EXHIBIT INDEX

Exhibit
Number                            Description
-------    ---------------------------------------------------------------------
  4.1 Second Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 1 to Amendment
           No. 2 to the Registrant's Registration Statement on Form 8-A/A filed with the Commission on April 30, 1997 (the "Form 8-A/A"))

  4.2 By-laws of the Registrant, as amended on April 29, 1997 (incorporated herein by reference to Exhibit 2 to the Form 8-A/A)

  4.3 Form of Specimen Certificate of Common Stock of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (No. 333-1924)filed with the Commission on March 4, 1996 (the "IPO Form S-1"))

  4.4 Rights Agreement dated February 29, 1996 between the Registrant and The Boatmen's Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.2 to the IPO Form S-1)

  4.5 Amended and Restated Stockholders' Agreement dated as of June 15, 1995 (incorporated herein by reference to Exhibit 4.3 to the IPO Form S-1)

  4.6      Amended  and  Restated   Registration  Rights  Agreement  dated  as
           of June 15, 1995 (incorporated herein by reference to Exhibit 4.4 to the IPO Form S-1)

  4.7      Brooks Fiber Properties, Inc. 1997 Stock Incentive Plan

  4.8 Indenture dated as of February 26, 1996 between the Registrant and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.6 to the IPO Form S-1)

  4.9 Indenture dated as of November 7, 1996 between the Registrant and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form S-1 (File No. 333-16495) filed with the Commission on November 20, 1996)

  4.10 Amended and Restated Loan and Security Agreement dated as of October 1, 1996 among AT&T Credit Corporation, the Registrant and certain subsidiaries of the Registrant (incorporated herein by reference to Exhibit 4.8 to the Registrant's Registration Statement on Form S-4 (File No. 333-18503) filed with the Commission on December 20, 1996)

  4.11 The Registrant has not filed certain instruments with respect to long-term debt since the total amount of securities authorized thereunder does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreement to the Commission upon request.

  5.1      Opinion of Bryan Cave LLP regarding the validity of the Common
           Stock

  23.1     Consent of KPMG Peat Marwick LLP

  23.3     Consent of Bryan Cave LLP (included in Exhibit 5.1)

  24.1     Power of Attorney (included in Signature Page)